UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 3, 2009

GS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Louisiana	000-22269	72-1341014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3798 Veterans Boulevard, Metairie, Louisiana		70002
(Address of prinicpal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(504) 457-6220

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

On April 3, 2009, GS Financial Corp. (the "Company") and its wholly owned subsidiary, Guaranty Savings Bank (the "Bank"), entered into a Shareholder Agreement (the "Agreement") with Riggs Qualified Partners, LLC, Philip J. Timyan, FJ Capital Long/Short Equity Fund LLC and Martin S. Friedman (collectively, the "Shareholders" and, individually, each a "Shareholder") pursuant to which the Shareholders agreed to withdraw their nominations of three directors to serve on the Company's Board of Directors and to amend the Schedule 13D previously filed with the Securities and Exchange Commission by the Shareholders and Mr. Donald C. Scott to reflect the withdrawal of their nominations and their execution of the Agreement.  The Company and the Bank agreed to appoint Mr. Friedman as a director of the Company and the Bank for a two-year term expiring at the 2011 Annual Meeting of Shareholders of the Company and the Bank, respectively, as described further in Item 5.02 below.

Under the terms of the Agreement, the Shareholders also have agreed not to (i) directly or indirectly, initiate, propose or submit any shareholder proposal to the Company, unless such action is supported by a majority of the Company's Board of Directors, (ii) seek to elect any person to the Company's Board of Directors (the "Board") other than Mr. Friedman, or remove any director, unless such action is supported by a majority of the Board, (iii) join with or assist anyone, directly or indirectly, in opposing any proposal or director nomination submitted by the Board to shareholders or join with or assist anyone, directly or indirectly, with respect to any proposal submitted to a vote of the Company's shareholders that is opposed by the Board or (iv) vote for any nominee to the Board other than those nominated or supported by the Board or consent to become a nominee for election to the Board, unless nominated or supported by the Board.  The Shareholders also have agreed to vote in favor of (i) nominees to the Board recommended by the Board and (ii) proposals submitted to shareholders and recommended by the Board, other than any matter providing for any new or additional stock benefit plans.

The Shareholders also have agreed that they will not solicit proxies or written consents or otherwise directly or indirectly participate in any proxy solicitation in opposition to any recommendation or proposal by the Board.  The Agreement also provides that the Shareholders will not (i) propose or seek to effect any merger, consolidation, recapitalization, reorganization, sale of substantially all the assets, tender or exchange offer or any other transaction that would result in a change in control of the Company (a "Company Transaction Proposal"), (ii) seek to exercise any control or influence over the management of the Company, the Board or the Board of Directors of the Bank, other than Mr. Friedman in his capacity as a director, (iii) other than a presentation to the Board, present any proposal that could reasonably be expected to result in a Company Transaction Proposal or (iv) otherwise seek to effect a change in control of the Company, or publicly indicate their willingness or desire to engage in, or have another person engage in, any transaction that could reasonably be expected to result in a Company Transaction Proposal or encourage or induce any person, other than the Board, to initiate any transaction that could reasonably be expected to result in a Company Transaction Proposal, other than, in each case, any action supported by a majority of the Board.

The Agreement provides that the Company shall have a right of first refusal to repurchase shares of the Company's common stock (the "Common Stock") from the Shareholders in the event that the Shareholders intend to sell shares of Common Stock in an amount equal to or exceeding 1% or more of the Company's Common Stock to anyone who is, or would be, a beneficial owner of more than 5% of the outstanding shares of Common Stock.  The Agreement also provides that the Shareholders will not make any negative statements, in public or otherwise, with respect to the Company, the Bank or any of their directors or officers or participate in any litigation against the Company, the Bank or any of their respective directors or officers.  The Company has agreed to reimburse the Shareholders for up to $15,000 of their legal fees and expenses.

The Agreement will expire on June 30, 2011 or, if earlier, upon the date that Mr. Friedman no longer serves on the Board, other than pursuant to his personal resignation or resignation at the request of the Board if he does not vote in favor of management’s nominees. The Agreement will not terminate if Mr. Friedman ceases to be a member of the Board and Mr. Timyan or his representative is appointed by the Company to serve for the remainder of Mr. Friedman’s term.

For additional information, reference is made to the Agreement included as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.

(d)           On April 3, 2009, pursuant to the terms of the Agreement, Martin S. Friedman was appointed as a director of the Company, and the Company agreed to elect him as a director of the Bank.  Mr. Friedman will serve on the Audit Committee and the Compensation Committee of the Board. Mr. Friedman has not engaged in any transaction with the Company that requires disclosure of any information pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

For additional information, reference is made to the Agreement included as Exhibit 10.1 hereto, which is incorporated herein by reference.

(e)           Not applicable.
(f)            Not applicable.

Item 9.01           Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.

(d)           Exhibits.

The following exhibits are included with this Report.

Exhibit Number	Description
10.1
Shareholder Agreement, dated as of April 3, 2009, by and among GS Financial Corp., Guaranty Savings Bank, Riggs Qualified Partners, LLC, Philip J. Timyan, FJ Capital Long/Short Equity Fund LLC and Martin S. Friedman

99.1	Press Release, dated April 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS FINANCIAL CORP.

Date: April 6, 2009	By:	/s/ Stephen E. Wessel
Stephen E. Wessel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Shareholder Agreement, dated as of April 3, 2009, by and among GS Financial Corp., Guaranty Savings Bank, Riggs Qualified Partners, LLC, Philip J. Timyan, FJ Capital Long/Short Equity Fund LLC and Martin S. Friedman

99.1	Press Release, dated April 6, 2009